EXHIBIT 23.1 — CONSENT OF CARTER HOLMES PLLC

CARTER HOLMES pllc ATTORNEYS AND COUNSELORS HAMPTON COURT 4311 OAK LAWN AVE. SUITE 600 DALLAS, TEXAS 75219

STEVEN B. HOLMES	TELEPHONE (214) 765-6000 FACSIMILE (214) 765-6103 E-MAIL SHOLMES@LEGALTEXAS.COM

November 12, 2002 Board of Directors Transmeridian Exploration, Inc. 397 North Sam Houston Pkwy Suite 300 Houston, TX 77060

Re:	Transmeridian Exploration, Inc. Registration Statement on Form SB-2

Gentlemen:

        We have been retained by Transmeridian Exploration, Inc. (the “Company”) in connection with the Registration Statement (the “Registration Statement”) on Form SB-2, which was filed by the Company with the Securities and Exchange Commission on September 26, 2002 relating to the offering of 4,444,444 securities of the Company to be issued to Private Capital Group of New York. You have requested that we render our opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and non-assessable.

        In connection with the request, we have examined the following:

1.	Articles of Incorporation of the Company;

2.	Bylaws of the Company;

3.	The Registration Statement; and

4.	Unanimous consent resolutions of the Company’s Board of Directors.

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        We have examined such other corporate records and documents and have made such other examinations as we have deemed relevant.

        Based on the above examination, we are of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of Delaware.

        We consent to our name being used in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

Sincerely, CARTER HOLMES pllc

/s/ Steven B. Holmes Steven B. Holmes

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